UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

28202 Cabot Road, Suite 300 Laguna Niguel, California	92677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2018, Comarco, Inc.’s (the “Company”) President and Chief Executive Officer, Thomas W. Lanni, informed the Company’s Board of Directors that he has accepted a position at another company beginning on June 4, 2018. Mr. Lanni’s new employer is a private company that does not compete with the Company.

To assist the Company during an initial transition period, and in the context of our prior disclosed initiatives to reduce company expenses and to seek to maximize the value of the Company’s assets, Mr. Lanni will become the Company’s interim CEO beginning on June 4, 2018 and will receive total compensation of $3,000 per month effective July 1, 2018.

Consistent with our prior disclosures, the Company is pursuing initiatives to explore a range of options to maximize the value of the Company’s assets, up to and including the sale of certain or all of the Company’s non-cash assets, the sale of the Company, and/or leveraging the value of our established corporate structure by merging with another entity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: May 25, 2018	By:	/s/ THOMAS W. LANNI
Thomas W. Lanni
President and Chief Executive Officer